FOR IMMEDIATE RELEASE

Contacts:  Courtney Guertin,
Corporate Communications Manager
401-457-9501
courtney.guertin@linmedia.com
Richard Schmaeling, Chief Financial Officer
401-457-9510
richard.schmaeling@linmedia.com

LIN Media Announces LIN Television Corporation’s
Exchange Offer for its 8 3/8% Senior Notes due 2018

PROVIDENCE, R.I. – September 13, 2010 – LIN TV Corp. (“LIN Media”; NYSE:TVL), a local multimedia company, today announced that its wholly owned subsidiary, LIN Television Corporation, has commenced an offer to exchange all of LIN Television Corporation’s outstanding 8 3/8% Senior Notes due 2018 issued April 12, 2010 (“Old Notes”) for new 8 3/8% Senior Notes due 2018 registered under the Securities Act of 1933, as amended (“Securities Act”). The Old Notes were issued in a private placement pursuant to Rule 144A and Regulation S under the Securities Act.

Terms of the new 8 3/8% Senior Notes due 2018 (the “New Notes”) will be identical in all material respects to the terms of the Old Notes, except that the transfer restrictions applicable to the Old Notes will not apply to the New Notes, except in limited circumstances, and the New Notes will not have rights to additional interest or registration rights.

The exchange offer will expire at 5:00 p.m., New York City time, on October 12, 2010, unless extended by LIN Television Corporation. Tenders of Old Notes must be made before the exchange offer expires and may be withdrawn at any time before the exchange offer expires.

The completion of the exchange offer is subject to certain conditions described in the Prospectus dated September 13, 2010 (“Prospectus”), including the continued effectiveness of the registration statement on Form S-4 relating to the exchange offer which has been filed with the Securities and Exchange Commission.

LIN Television Corporation has retained The Bank of New York Mellon Trust Company, N.A. to act as exchange agent for the exchange offer. Requests for copies of the Prospectus and related letter of transmittal, as well as any questions concerning the exchange offer, should be directed to The Bank of New York Mellon Trust Company, N.A., c/o The Bank of New York Mellon, Corporate Trust Operations—Reorganization Unit, 101 Barclay Street, Floor 7E, New York, NY 10286, attn: Mr. William Buckley, telephone (212) 815-5788, facsimile (212) 298-1915.

This press release is neither an offer to sell nor a solicitation of an offer to buy securities and no recommendation is made as to whether or not holders of Old Notes should exchange them. The exchange offer is made only by the Prospectus and related letter of transmittal, copies of which are being provided to holders of the Old Notes.

Forward-Looking Statements

The information included in this press release includes forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, about LIN Television Corporation’s plans regarding the exchange offer for the Old Notes. LIN Television Corporation has based these forward-looking statements on its current assumptions, knowledge, expectations and projections about future events. Although LIN Television Corporation and LIN Media believe that the assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that the assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. Neither LIN Television Corporation nor LIN Media undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.

About LIN Media

LIN Media, along with its subsidiaries, is a local multimedia company that owns, operates or services 32 network-affiliated broadcast television stations, interactive television station and niche web sites, and mobile platforms in 17 U.S. markets. LIN Media’s online advertising business, RMM, leverages unique technology, new product innovation and customized interactive and mobile advertising solutions to deliver measurable results to local, regional and national clients.

LIN TV Corp. is traded on the New York Stock Exchange under the symbol “TVL”. Financial information about the company is available at www.linmedia.com.

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